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                                                                    EXHIBIT 23.3

                      [BAER MARKS & UPHAM LLP LETTERHEAD]



  We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of this Registration Statement on Form F-3 of Bid.Com International Inc. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended (the "Act"), or the rules and regulations thereunder, or that we are "experts" within the meaning of the Act or such rules and regulations.

Dated:  July 6, 2000

                                                   Very truly yours,


                                                   /s/ Baer Marks & Upham LLP